                              STOCK PURCHASE AGREEMENT





                              MEDIQUIK SERVICES, INC.
                              a Delaware corporation;




                              MIRAQUEST VENTURES LLC,
     an Idaho limited liability company;






                              Dated as of June 30, 2000


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                                                                              i

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                                  TABLE OF CONTENTS
                                                                           Page

SECTION 1. PURCHASE AND SALE OF SECURITIES                                   1
     1.1   Authorization                                                     1
     1.2   Sale and Purchase                                                 1
     1.3   Payment of Purchase Price                                         1
     1.4   Closing                                                           2
     1.5   Closing Obligations of the Company                                2
     1.6   Closing Obligations of MiraQuest                                  2
     1.7   Adjustment to Number of Shares and Units                          3

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY                     4
     2.1   Organization, Good Standing and Qualification                     4
     2.2   Corporate Power                                                   4
     2.3   Subsidiaries                                                      4
     2.4   Authorization                                                     5
     2.5   Capitalization                                                    5
     2.6   Valid Issuance of Securities                                      6
     2.7   Governmental Consents                                             6
     2.8   Exempt Offering                                                   6
     2.9   Compliance with Laws; Permits                                     7
     2.10  Compliance With Other Instruments                                 7
     2.11  Related-Party Transactions                                        8
     2.12  Agreements; Action                                                8
     2.13  Title to Property and Assets; Leases                              9
     2.14  Changes                                                           9
     2.15  Intellectual Property                                            11
     2.16  Litigation                                                       11
     2.17  Tax Returns and Payments                                         12
     2.18  Labor Agreements and Actions                                     12
     2.19  Employee Benefit Plans                                           12
     2.20  Rights of Registration and Voting Rights                         13
     2.21  Insurance                                                        13
     2.22  Corporate Documents                                              13
     2.23  No Conflict                                                      13
     2.24  Financial Statements                                             14
     2.25  Employees                                                        14
     2.26  Full Disclosure                                                  15
     2.27  Investment Company Act                                           15
     2.28  Purchase Entirely for Own Account                                15
     2.29  Disclosure of Information                                        15
     2.30  Restricted Securities                                            16
     2.31  Legends                                                          16
     2.32  Knowledge and Experience                                         16

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                                                                             ii


     2.33  Principal Office                                                 17

SECTION 3. REPRESENTATIONS AND WARRANTIES OF MIRAQUEST                      17
     3.1   Authorization                                                    17
     3.2   Consents                                                         17
     3.3   Purchase Entirely for Own Account                                17
     3.4   Disclosure of Information                                        18
     3.5   Restricted Securities                                            18
     3.6   Legends                                                          18
     3.7   Accredited Investor                                              19
     3.8   Principal Office                                                 19

SECTION 4. CONDITIONS OF MIRAQUEST'S OBLIGATIONS AT CLOSING                 19
     4.1   Representations and Warranties True; Performance of
            Obligations                                                     19
     4.2   Qualifications; Legal Investment                                 19
     4.3   Related Agreements                                               19
     4.4   Filing of Series A Preferences                                   19
     4.5   Proceedings and Documents                                        20
     4.6   Approval of Board of Directors and Shareholders                  20
     4.7   Opinion of Company's Counsel                                     20
     4.8   Board of Directors                                               20
     4.9   Chief Financial Officer                                          20
     4.10  Approval of Budget                                               20
     4.11  Employment Agreements                                            20
     4.12  Approval by Accountant                                           21

SECTION 5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING               21
     5.1   Representations and Warranties                                   21
     5.2   Performance                                                      21
     5.3   Qualifications; Legal Investment                                 21
     5.4   Related Agreements                                               21
     5.5   Consulting Agreements                                            21

SECTION 6. ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES               21
     6.1   Confidentiality                                                  21
     6.2   Access                                                           22
     6.3   Notification                                                     22
     6.4   No Negotiation                                                   22
     6.5   Future Funding for the Company                                   23
     6.6   Public Company Status                                            23
     6.7   MiraQuest Business Combination                                   23
     6.8   Transfer of Preferred Shares                                     23
     6.9   NASDAQ Requirements                                              23
     6.10  Investment Company Act                                           23

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                                                                            iii


SECTION 7. TERMINATION                                                      23
     7.1   Termination Events                                               23
     7.2   Effect of Termination                                            24

SECTION 8. GENERAL PROVISIONS                                               24
     8.1   Governing Law                                                    24
     8.2   Survival                                                         24
     8.3   Successors and Assigns                                           25
     8.4   Entire Agreement                                                 25
     8.5   Severability                                                     25
     8.6   Amendment and Waiver                                             25
     8.7   Delays or Omissions                                              25
     8.8   Notices                                                          26
     8.9   Expenses                                                         26
     8.10  Attorneys' Fees                                                  26
     8.11  Counterparts and Execution                                       26
     8.12  Titles and Subtitles                                             26
     8.13  Pronouns                                                         27
     8.14  Broker's Fees                                                    27
     8.15  Corporate Securities Law                                         27
     8.16  Publicity                                                        27

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                                                                             1


                               STOCK PURCHASE AGREEMENT

           THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 30, 2000, by and between MEDIQUIK SERVICES, INC., a Delaware corporation (the "Company"), and MIRAQUEST VENTURES LLC, an Idaho limited liability company ("MiraQuest").

     R E C I T A L S:

           A. Whereas, the Company desires to sell and issue shares of its common stock and shares of its Series A preferred stock, no par value (the "Series A preferred stock," and together with the common stock, the "Securities").

           B. Whereas, MiraQuest desires to purchase the Company's common stock and Series A preferred stock, and the Company desires to issue and sell its common stock and Series A preferred stock to MiraQuest, in each case on the terms and conditions set forth herein.

                                 A G R E E M E N T :

           NOW, THEREFORE, the parties agree as follows:

                     SECTION 1.  PURCHASE AND SALE OF SECURITIES

           1.1 AUTHORIZATION. On or prior to the Closing (as defined in Section 1.4 below), the Company shall have authorized the sale and issuance of its common stock and its Series A preferred stock to MiraQuest. The Series A preferred stock shall have the rights, preferences, privileges and restrictions set forth in the attached EXHIBIT A (the "Series A Preferences").

           1.2 SALE AND PURCHASE.   Subject to the terms and conditions of
this Agreement, at the Closing MiraQuest shall buy and the Company shall sell and issue 7,048,996 shares of its common stock, 513,266 shares of its Series A preferred stock, and a warrant for the purchase of 650,000 shares of common stock to MiraQuest for a total consideration to the Company of up to $35,538,632 (the "Purchase Price").

           1.3 PAYMENT OF PURCHASE PRICE. The Purchase price shall be paid to the Company as follows:

               (a) up to 7,251,600 membership units of MiraQuest (the "Units") pursuant to Section 1.7; and

               (b)  up to $2,000,000 cash as follows:

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                                                                             2


                    (i) at the time of Closing, cancellation of loans to the Company from MiraQuest made before the signing of this Agreement in the amount of $800,000 (the specific loan dates and amounts are 3-28-00: $100,000, 4-3-00:
$100,000, 4-10-00: $100,000, 4-17-00: $100,000, 5-22-00: $100,000, 6-16-00:
$100,000, 6-23-00: $100,000, 6-27-00: $100,000).

                    (ii) at the time of Closing, cancellation of the loan to the Company from MiraQuest made at the signing of this Agreement in the amount of $300,000;

                    (iii) at the time of Closing, cancellation of any loans to the Company from MiraQuest made after the signing of this Agreement in an amount not to exceed $900,000 (such loans shall be made in the sole discretion of MiraQuest and only after approval by MiraQuest of the Company's budget).

           1.4 CLOSING. The closing of the purchase and sale of the Securities (the "Closing") shall take place no later than August 15, 2000, at the offices of Moffatt Thomas Barrett Rock & Fields, 101 S. Capitol Boulevard, 10th Floor, P.O. Box 829, Boise, Idaho 83701, at 10:00 a.m. (local time), or at such other time and place as the Company and MiraQuest mutually agree, orally or in writing (the date of the Closing is hereinafter referred to as the "Closing Date").

           1.5 CLOSING OBLIGATIONS OF THE COMPANY.

           At the Closing, the Company will deliver to MiraQuest:

               (a) subject to Section 1.7, stock certificates representing the 7,048,996 shares of the Company's common stock and 513,266 shares of the Company's Series A preferred stock being purchased by MiraQuest pursuant to this Agreement;

               (b) a warrant to purchase 650,000 shares of the Company's common stock at an exercise price of $0.60 per share with a term of ten years and no vesting period;

               (c) duly executed copies of the Voting Agreement and the Noncompetition Agreement (as defined in Section 2.4 below); and

               (d) a certificate executed by the President and Chief Executive Officer of the Company representing and warranting to MiraQuest that each of the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

               (e) the other documents and instruments referenced in Section 4 hereof.

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                                                                             3


           1.6 CLOSING OBLIGATIONS OF MIRAQUEST.   At the Closing, MiraQuest
will deliver to the Company:

               (a)  certificate(s) representing the Units;

               (b)  duly executed copies of the Related Agreements;

               (c) a certificate executed by the chief executive officer of MiraQuest to the effect that, except as otherwise stated in such certificate, each of MiraQuest's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

               (d) the other documents and instruments referred to in Section 5 hereof.

           1.7 ADJUSTMENT TO NUMBER OF SHARES AND UNITS.

               (a) REDUCED NUMBER OF SHARES AND UNITS TO BE HELD IN TRUST. The number of shares of the Company's common stock and Series A preferred stock delivered to MiraQuest at Closing and the number of membership units of MiraQuest to be delivered to the Company at Closing shall be reduced if the loans to the Company from MiraQuest that are canceled at Closing pursuant to
Section 1.3(b)(iii) are less than $900,000. The amount of such reduction shall be determined by the following steps:

                    (1) subtract the amount of loans canceled at Closing pursuant to Section 1.3(b)(iii) from $900,000 (the "Resultant");

                    (2) divide the Resultant from Step (1) by $2,000,000 (the "Percentage");

                    (3) multiply the Percentage from Step (2) by the number of shares of the Company's common stock and Series A preferred stock being purchased by MiraQuest pursuant to Section 1.2; and

                    (4) multiply the Percentage from Step (2) by the number of membership units of MiraQuest being delivered to the Company pursuant to Section 1.2.

           The number of shares calculated in Step (3) shall be held, in trust, by the Company's attorney and the number of membership units calculated in Step
(4) shall be held, in trust, by MiraQuest's attorney.


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                                                                             4


               (b) PAYMENT OF ADDITIONAL AMOUNTS. If and when MiraQuest pays the amount calculated in Step (1) to the Company, the Company's attorney shall deliver to MiraQuest the shares it is holding in trust and MiraQuest's attorney shall deliver to the Company the membership units of MiraQuest it is holding in trust. If MiraQuest pays less than the full amount calculated in Step (1), then the Company's attorney shall deliver a number of shares and MiraQuest's attorney shall deliver a number of membership units in the same proportion that the amount paid bears to the amount calculated in Step (1).

               (c) TERMINATION OF TRUST ARRANGEMENTS. The trust arrangement with the Company's attorney for holding the shares and with MiraQuest's attorney for holding the membership units calculated in Section 1.7(a) shall terminate on December 31, 2000. If there are any shares being held by the Company's attorney at that time, such shares shall be returned to the Company and if there are any membership units being held by MiraQuest's attorney at that time, such membership units shall be returned to MiraQuest.

           1.8 TREATMENT OF LOANS TO THE COMPANY FROM MIRAQUEST. In the event that Closing does not occur by August 15, 2000, or such other date as agreed to by the parties, then the loans to the Company from MiraQuest referenced in Section 1.3 shall not be canceled but shall be converted into the Company's common stock and warrants as follows: for each $2 of monies loaned to the Company by MiraQuest, MiraQuest shall receive (i) one share of common stock of the Company plus (ii) two warrants, which shall vest immediately, to purchase two shares of common stock of the Company with an exercise price of $2 per warrant.

              SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to MiraQuest that, except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT B specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, the following statements are true and correct:

           2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified, is authorized to transact business, and is in good standing as a foreign corporation in all jurisdictions in which the nature of its current activities and properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business and properties. The Company has furnished MiraQuest or counsel to MiraQuest with copies of its Articles of Incorporation and Bylaws (the "Charter Documents"). Said copies of the Charter Documents are true, correct and complete and contain all amendments as of the Closing Date.

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                                                                             5


           2.2 CORPORATE POWER. The Company will have at the Closing Date all requisite legal and corporate power (i) to execute and deliver this Agreement and the Related Agreements, (ii) to sell and issue the Securities hereunder, and (iii) to carry out the provisions of this Agreement, the Related Agreements, and the Series A Preferences.

           2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or other similar arrangement.

           2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Voting Agreement in the form attached hereto as EXHIBIT C (the "Voting Agreement"), the Agreements Not to Compete in the form attached hereto as EXHIBIT D (the "Noncompetition Agreements"), the Warrant Agreement granted to MiraQuest in form and substance acceptable to the Company and MiraQuest granting MiraQuest a warrant to purchase up to 650,000 shares of common stock at an exercise price of $0.60 with a term of ten years and no vesting period (the "Warrant," and collectively with the Noncompetition Agreements and the Voting Agreement, the "Related Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities, has been taken or will be taken prior to the Closing, and this Agreement and the Related Agreements, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

           2.5 CAPITALIZATION.

               (a) Immediately prior to the Closing, the authorized capital stock of the Company will consist of: (i) 50,000,000 shares of common stock, of which 6,392,633 shares are issued and outstanding, and (ii)1,000,000 shares of Preferred Stock, all of which are designated "Series A preferred stock," and none of which are issued and outstanding. No other shares of capital stock are outstanding. All issued and outstanding shares of the Company's common stock have been duly and validly authorized and issued and are fully paid and are nonassessable. The Securities have the rights, preferences, privileges and restrictions as set forth in EXHIBIT A. A true, correct and complete list of all holders of equity securities of the Company, and all holders of options, warrants and convertible preferred securities exercisable for or convertible into any equity securities of the Company, together with their respective holdings as of the date hereof is attached as EXHIBIT F to this Agreement (the "Stockholder List").

               (b) The Company has reserved the following: (i) 10,265,328 shares of common stock for issuance upon the conversion of the Series A preferred stock in accordance with the Series A Preferences; (ii) 0 shares of common stock reserved for issuance under the Company's Employee Stock Option Plan; and (iii) 650,000 shares of common stock reserved for issuance under the Warrant. Except as set forth in the Schedule of Exceptions and in EXHIBIT E, other than as may be granted hereunder or pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), convertible securities, proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from or by the Company of any of its securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participating or similar rights with respect to the securities of the Company. Nothing set forth in the Schedule of Exceptions represents any anti-dilution or similar adjustments required as a result of the consummation of the transactions contemplated hereby or otherwise.

               (c) All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws. Other than pursuant to the Related Agreements, the Company is not a party or subject to any agreement or understanding and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

           2.6 VALID ISSUANCE OF SECURITIES. The Securities that are being issued to MiraQuest hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable Federal and state securities laws. Based in part upon the representations of MiraQuest in this Agreement and subject to the provisions of
Section 2.7 below, the Securities will be issued in compliance with all applicable Federal and state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of the Securities by the Company within the registration provisions of the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. Except as set forth in
Section 2.7 below, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Series A preferred stock or common stock, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

           2.7 GOVERNMENTAL CONSENTS. No consent, approval, order, or authorization of, or designation, declaration, registration, qualification or filing with, any local, state or Federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery and performance of this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, including without limitation,

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                                                                            7


its offer, sale and issuance of the Securities, except (i) the filing of the Series A Preferences with the Secretary of State of the State of Delaware, and (ii) the filing of Form 8-K with the Securities and Exchange Commission ("SEC"), and (iii) any other post-closing filing as may be required under SEC Regulation D or any applicable state "Blue Sky" securities laws, all of which the Company will file within the time periods required.

           2.8 EXEMPT OFFERING. Assuming the accuracy of the representations and warranties of MiraQuest contained in Section 3 hereof, and completion of any filings required under Section 2.7(iii) above, the offer, sale and issuance of the Securities will be exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state "Blue Sky" and securities laws, rules and regulations. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

           2.9 COMPLIANCE WITH LAWS; PERMITS. To the best of its knowledge, the Company is not in violation, in any material respect, of any applicable statute, law, ordinance, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties and assets, including without limitation, regulations concerning hazardous or toxic wastes, materials or substances, pollutants or contaminants and tax statutes and regulations, the violation of which would materially and adversely affect the business, assets, liabilities, condition (financial or otherwise) operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority ("Governmental Authorizations") necessary for the conduct of its business as now being conducted by it, the lack of which or failure to obtain would materially and adversely affect the business, properties, condition (financial or otherwise), operations or prospects of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. All such Governmental Authorizations are in full force and effect, and no violations have been communicated in writing to the Company in respect of same and no proceeding is pending or, to the Company's knowledge, threatened toward the revocation of any such franchises, licenses, permits and any similar authority. The Schedule of Exceptions contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. The listed Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates the business and to permit the Company to own and use its assets in the manner in which it currently owns and uses the assets.

           2.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not, and will not by virtue of entering into and performing this Agreement, the Related Agreements or the transactions contemplated hereunder and thereunder, respectively, be in violation or default in any material respect of any provision of its Charter Documents or of any term or provision of

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                                                                             8


any mortgage, indenture, contract, lease agreement or instrument to which it is a party or by which it is bound or of any judgment, order, writ, decree or to its knowledge, statute, rule, regulation or restriction applicable to the Company which could have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company. The execution, delivery and performance by the Company of this Agreement and the Related Agreements, the issuance and sale of the Securities pursuant hereto and pursuant to the Series A Preferences, and the consummation of the other transactions contemplated hereby and thereby, will not, with or without the passage of time or giving of notice, result in any such violation or be in conflict with or constitute a default under any of the above, or result in the creation of any mortgage, pledge, lien, charge, or encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any material right under any license, permit, contract or any other agreement.

           2.11 RELATED-PARTY TRANSACTIONS. No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits generally made available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). To the best of the Company's knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers or directors of the Company and members of their immediate families may own stock in publicly-traded companies that may compete with the Company. To the best of the Company's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership or capital stock or other securities of the Company). The Company is not a guarantor, surety or indemnitor of any indebtedness of any other person, firm or corporation.

           2.12  AGREEMENTS; ACTION.

                 (a) Except for this Agreement and the Related Agreements, or as disclosed in the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                 (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to

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                                                                             9


its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 individually or $100,000 in the aggregate (other than obligations of or payments to the Company arising from transactions in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                 (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) since inception, incurred any indebtedness for money borrowed (including by way of guaranty) or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $100,000 in the aggregate,
(iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                 (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                 (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Charter Documents, as the same have been amended, which materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                 (f) The Company has not granted rights to manufacture, produce, assemble, license, market or sell its services or products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its services or products.

           2.13 TITLE TO PROPERTY AND ASSETS; LEASES. The Company has good and marketable title to its property and assets, and good title to its leasehold interests and estates, in each case free and clear of all mortgages, liens, claims, encumbrances and charges, other than (i) liens for current taxes not yet delinquent, (ii) minor liens imposed by law and incurred in the ordinary course of business for obligations not past due to common carriers, warehousemen, laborers, materialmen, and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (iv) minor defects in title, none of which, individually or in the aggregate, materially interferes with the Company's ownership or use of such property or assets. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

           2.14  CHANGES.   Since the date of the Balance Sheet (identified
in Section 2.24 below), there has not been:

                 (a) Any change in the assets, liabilities, financial condition or operating results of the Company other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, condition (financial or otherwise), operations or prospects of the Company;

                 (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                 (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, surety, endorsement, indemnity, warranty or otherwise, or any mortgage, pledge, transfer of a security interest in, created by the Company, with respect to any of its material properties or assets, except for liens for taxes not yet due and payable;

                 (d) Any waiver by the Company of a valuable right or of a material debt owed to it;

                 (e) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances for expenses and similar items made in the ordinary course of business;

                 (f) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                 (g) Any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

                 (h) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                 (i) Any material change in or amendment to any material contract or agreement to which the Company is a party or by which it or any of its properties or assets are bound, which materially and adversely affects the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company, except as contemplated by this Agreement and the Related Agreements;

                 (j) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                 (k) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                 (l) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                 (m) Receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                 (n) Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business or which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                 (o) Any other event or condition of any character that, either individually or cumulatively, could materially and adversely affect the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company; or

                 (p) Any agreement or commitment by the Company to do any of the things described in this Section 2.14.

           2.15 INTELLECTUAL PROPERTY. To the best of the Company's knowledge, the Company owns or possesses sufficient title or legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any written communications alleging that the Company has violated or infringed or, by conducting its business as proposed, would violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any such violations. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the Related Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

           2.16 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge, currently threatened against the Company or its properties before any court or governmental agency, that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets, liabilities, condition (financial or otherwise) operations or prospects of the Company, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

           2.17 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

           2.18 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company, threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organizing activity involving its employees. Each employee of the Company is employed on an at-will basis. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To the knowledge of the Company, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company that would have a material adverse effect on the Company; and to the Company's knowledge, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation that would have a material adverse effect on the Company.
To its knowledge, the Company has not received any notice alleging that any such violation has occurred.

           2.19 EMPLOYEE BENEFIT PLANS. Except for the group insurance programs listed in the Schedule of Exceptions, if any, the Company does not maintain any medical, health, life, dental, short- or long-term disability, hospitalization, accident, death benefits, or other employee benefit insurance programs, sick leave or vacation or holiday or leave policies, profit-sharing, 401(k) or other retirement plans, or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, the Company has no liability, fixed or contingent, for health or medical benefits to any former employee.

           2.20 RIGHTS OF REGISTRATION AND VOTING RIGHTS. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as provided in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

           2.21 INSURANCE. The Company has insurance policies with coverage customary for companies similarly situated to the Company. The Company has delivered to MiraQuest true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the two (2) years preceding the date of this Agreement.

           2.22 CORPORATE DOCUMENTS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. The Certificate of Incorporation and Bylaws of the Company are in the form made available to counsel for MiraQuest. The copy of the minute books of the Company made available to MiraQuest contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

           2.23 NO CONFLICT. Except as set forth in the Schedule of Exceptions, neither the execution and delivery of this Agreement nor the consummation or performance of the Company's obligations under this Agreement will, directly or indirectly (with or without notice or lapse of time):

                    (a) contravene, conflict with, or result in a violation of any resolution adopted by the board of directors or the stockholders of the Company;

                    (b) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, (i) any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty or (ii) any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator to which the Company, or any of the assets owned or used by the Company, may be subject;

                    (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                    (d) cause MiraQuest or the Company to become subject to, or to become liable for the payment of, any tax;

                    (e) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other governmental body; or

                    (f) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement to which the Company, or any of the assets owned or used by the Company, may be subject.

           2.24     FINANCIAL STATEMENTS.  The Company has delivered to
MiraQuest: (a) balance sheets of the Company as at December 31 in each of the years 1998 through 1999, and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and
(c) an unaudited balance sheet of the Company as at March 31,

2000 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company. Except as set forth in the Schedule of Exceptions, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

           2.25 EMPLOYEES. Set forth in the Schedule of Exceptions is a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2000; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any director plan. No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other person that in any way adversely affects or will affect
(i) the performance of his duties as an employee or director of the Company, or
(ii) the ability of the Company to conduct its business. To the Company's knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

           2.26 FULL DISCLOSURE. This Agreement, the Exhibits hereto, the Related Agreements and all other documents delivered by the Company to MiraQuest or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, taken as a whole, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the Company's knowledge, other than matters of a general economic nature, there are not facts which (individually or in the aggregate) materially affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in this

Agreement, the Related Agreements, the Exhibits hereto, or in other documents delivered to MiraQuest or their attorneys or agents in connection herewith.

           2.27 INVESTMENT COMPANY ACT. The Company is not, and will not be as a result of the transaction contemplated in this Agreement, a company required to be registered under the Investment Company Act of 1940.

           2.28 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Company in reliance upon the Company's representation to MiraQuest, which by the Company's execution of this Agreement, the Company hereby confirms, that the Units to be acquired by the Company will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same, except the Company may, subject to the restrictions set forth in
Section 2.30 below, transfer the Units to a person or entity that directly or indirectly, through one or more intermediaries, controls or is under common control with the Company. By executing this Agreement, the Company further represents that the Company does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Units. The Company has not been formed for the specific purpose of acquiring the Units.

           2.29 DISCLOSURE OF INFORMATION. The Company represents that it has had an opportunity to discuss MiraQuest's business, management, financial affairs and the terms and conditions of the offering of the Units with MiraQuest's management and has had an opportunity to review MiraQuest's books, records and facilities and to obtain additional information necessary to verify the accuracy of the information supplied or to which it has access. The Company understands that such discussions, as well as any written information delivered by MiraQuest to the Company, were intended to describe the aspects of MiraQuest's business that it believes to be material. The Company represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of MiraQuest and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness, desirability, and tax consequences of the terms of the investment.
The foregoing, however, does not limit or modify the representations and warranties of MiraQuest in Section 3 of this Agreement or the right of the Company to rely thereon.

           2.30 RESTRICTED SECURITIES. The Company understands that the Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company's representations as expressed herein. The Company understands that the Units are "restricted securities" under applicable U.S. Federal and state securities laws and that, pursuant to these laws, the Company must hold the Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Company acknowledges that MiraQuest has no obligation to register or qualify the Units for resale. The Company further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to MiraQuest that are outside of the Company's control, and which MiraQuest is under no obligation and may not be able to satisfy.

           2.31 LEGENDS. The Company understands that the Units, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                    (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO MIRAQUEST THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                    (b)  Any legend set forth in the Related Agreements.

                    (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

           2.32 KNOWLEDGE AND EXPERIENCE. The Company, by and through its officers and/or directors, is knowledgeable and has substantial experience in evaluating and investing in transactions in companies similar to MiraQuest. The Company acknowledges that MiraQuest is in the development stage and has a limited operating history and that an investment in the Units involves a high degree of risk. The Company is able to fend for itself in evaluating and consummating the transactions contemplated by this Agreement, can bear the economic risk of its investment (including a possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units. The Company is entering into this Agreement without knowledge of any public solicitation or general advertising by MiraQuest related to the Units.

           2.33 PRINCIPAL OFFICE. The principal office of the Company in which its investment decision was made is located at the address of the Company set forth on the Signature Page hereto.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF MIRAQUEST

           MiraQuest hereby represents and warrants to the Company that:

           3.1 AUTHORIZATION. MiraQuest has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements, to purchase the Securities and to carry out and perform MiraQuest's obligations under the terms of this Agreement and the Related Agreements, as applicable. All action on MiraQuest's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of MiraQuest, enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and
(ii) general principles of equity that restrict the availability of equitable remedies.

           3.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of MiraQuest required in connection with the consummation of the transactions contemplated in this Agreement and the Related Agreements have been or shall have been obtained prior to and be effective as of the Closing.

           3.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with MiraQuest in reliance upon MiraQuest's representation to the Company, which by MiraQuest's execution of this Agreement, MiraQuest hereby confirms, that the Securities to be acquired by MiraQuest will be acquired for investment for MiraQuest's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that MiraQuest has no present intention of selling, granting any participation in, or otherwise distributing the same, except MiraQuest may, subject to the restrictions set forth in Section
3.5 below, transfer the Securities to a person or entity that directly or indirectly, through one or more intermediaries, controls or is under common control with MiraQuest. By executing this Agreement, MiraQuest further represents that MiraQuest does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. MiraQuest has not been formed for the specific purpose of acquiring the Securities.

           3.4 DISCLOSURE OF INFORMATION. MiraQuest represents that it has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's books, records and facilities and to obtain additional information necessary to verify the accuracy of the information supplied or to which it has access. MiraQuest understands that such discussions, as well as any written information delivered by the Company to MiraQuest, were intended to describe the aspects of the Company's business that it believes to be material. MiraQuest represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness, desirability, and tax consequences of the terms of the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of MiraQuest to rely thereon.

           3.5 RESTRICTED SECURITIES. MiraQuest understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of MiraQuest's representations as expressed herein. MiraQuest understands that the Securities are "restricted securities" under applicable U.S. Federal and state securities laws and that, pursuant to these laws, MiraQuest must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. MiraQuest acknowledges that the Company has no obligation to register or qualify the Securities for resale. MiraQuest further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of MiraQuest's control, and which the Company is under no obligation and may not be able to satisfy.

           3.6 LEGENDS. MiraQuest understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                    (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                    (b)  Any legend set forth in the Related Agreements.

                    (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

           3.7 ACCREDITED INVESTOR. MiraQuest is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is familiar with the foregoing Regulation D. MiraQuest is an investor in securities of private companies and acknowledges that the Company is in the development stage and has a limited operating history and that an investment in the Securities involves a high degree of risk. MiraQuest is able to fend for itself in evaluating and consummating the transactions contemplated by this Agreement, can bear the economic risk of its investment (including a possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. MiraQuest is entering into this Agreement without knowledge of any public solicitation or general advertising by the Company related to the Securities.

           3.8 PRINCIPAL OFFICE. The principal office of MiraQuest in which its investment decision was made is located at the address of MiraQuest set forth on the Signature Page hereto.

  SECTION 4.  CONDITIONS OF MIRAQUEST'S OBLIGATIONS AT CLOSING

           The obligations of MiraQuest to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

           4.1 REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 2 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

           4.2 QUALIFICATIONS; LEGAL INVESTMENT. All authorizations, approvals, filings or permits, if any, of any governmental authority or regulatory body of the United States, the States of Idaho, Texas, and Delaware, or of any other state that are required in connection with the lawful sale and issuance of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which MiraQuest and the Company are subject.

           4.3 RELATED AGREEMENTS. The Company, MiraQuest and the necessary number of respective parties thereto shall have executed and delivered each of the Related Agreements.

           4.4 FILING OF SERIES A PREFERENCES. The documents necessary to create the Series A Preferences shall have been filed with and, if required, approved by the Secretary of State of the State of Delaware.

           4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereunder and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to MiraQuest, and MiraQuest shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           4.6 APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Company's Board of Directors and, to the extent necessary, shareholders shall have approved (i) the execution and delivery of this Agreement and the Related Agreements, (ii) the performance of the transactions contemplated herein and therein, and (iii) an amendment to the Company's certificate of incorporation increasing the number of the Company's authorized common stock to 50,000,000 shares and deleting Article XII. If necessary, the Company's shareholders shall have approved the Series A Preferences. The Company shall provide to MiraQuest certified copies of the resolutions of the Company's Board of Directors and shareholders authorizing this Agreement and the Related Agreements, the transactions contemplated hereby and thereby, the Series A Preferences, and the amendment of the Company's certificate of incorporation.

           4.7 OPINION OF COMPANY'S COUNSEL. MiraQuest shall have received from the Company's legal counsel, an opinion letter, addressed to MiraQuest, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT G. The opinions number 3, 4, 6(i), 6(iii), 7, 8, and 9 in Exhibit G must be given by the Company's External Securities Counsel.

           4.8 BOARD OF DIRECTORS. Upon Closing, the authorized size of the Board of Directors of the Company shall be seven (7) members, and the Board shall consist of Grant Gables, William Marciniak, Donald Holmquest, Lawrence Wedekind, Howard Butler, Keith Fletcher, and Gene Kusmierz. Gene Kusmierz and Keith Fletcher shall be appointed directors until the next annual meeting of stockholders after the date of this Agreement. At such stockholder meeting, Gene Kusmierz shall be elected to the class of directors with a term expiring at the second annual meeting of stockholders after the date of this Agreement and Keith Fletcher shall be elected to the class of directors with a term expiring at the third annual meeting of stockholders after the date of this Agreement.

           4.9 CHIEF FINANCIAL OFFICER. Upon Closing, the Company shall have hired a Chief Financial Officer acceptable to MiraQuest and the Board of Directors of the Company.

           4.10 APPROVAL OF BUDGET. Upon Closing, the Company shall have delivered to MiraQuest a one year budget by month for the Company sufficient for the Company to execute its business plan, and MiraQuest shall have given the Company MiraQuest's written approval of the budget.

           4.11 EMPLOYMENT AGREEMENTS. Upon Closing, the Company shall have entered into Employment Agreements acceptable to MiraQuest with each of the Company's Chief Executive Officer, Chief Financial Officer, and President.

           4.12 APPROVAL BY ACCOUNTANT. A Certified Public Accountant, acceptable to MiraQuest, shall have reviewed the transactions contemplated by this Agreement and all related agreements and shall have determined that such transactions, when taken as a whole, will be treated as a tax-free transaction pursuant to the Internal Revenue Code of 1986, as amended.

  SECTION 5.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

           The obligations of the Company to MiraQuest under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions unless otherwise waived:

           5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of MiraQuest contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

           5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by MiraQuest on or prior to the Closing shall have been performed or complied with in all material respects.

           5.3 QUALIFICATIONS; LEGAL INVESTMENT. All authorizations, approvals, filings or permits, if any, of any governmental authority or regulatory body of the United States, the States of Idaho, Texas and Delaware, or of any other state that are required in connection with the lawful sale and issuance of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which MiraQuest and the Company are subject.

           5.4 RELATED AGREEMENTS. The Company, MiraQuest and the necessary number of respective parties thereto shall have executed and delivered each of the Related Agreements.

           5.5 CONSULTING AGREEMENTS. Upon Closing, MiraQuest shall pay $50,000 to each of Ben Pierce and Bob Jordan as compensation for consulting efforts on behalf of the Company. If the Company has already made loans to Ben Pierce and Bob Jordan in the amounts of $25,000 each prior to the Closing, then MiraQuest shall assume such loans and pay only $25,000 to each of Ben Pierce and Bob Jordan.

  SECTION 6.  ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

           6.1 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Securities purchased hereunder. The provisions of this Section
6.1 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall prevent any party from disclosing (i) such information which has been publicly disclosed, (ii) such information which becomes available to the party on a non-confidential basis from a source other than a party hereto, provided that such source is not bound by a confidentiality agreement with such party, (iii) information required to be disclosed pursuant to subpoena or other court process or otherwise required by law and (iv) such information was known to such party prior to its first receipt from the other party. The parties acknowledge that MiraQuest may from time to time desire to share information about the Company with prospective investors in MiraQuest or its affiliates, and MiraQuest may do so upon obtaining the Company's prior consent, which consent shall not be unreasonably withheld.

           6.2 ACCESS. Between the date of this Agreement and the Closing Date, the Company will (a) afford MiraQuest and its representatives reasonable access to the Company's senior personnel, properties, contracts, books and records, and other documents and data during regular business hours, (b) furnish MiraQuest and its representatives with copies of all such contracts, books and records, and other existing documents and data as MiraQuest or its representatives may reasonably request, and (c) furnish MiraQuest and its representatives with such additional financial, operating, and other data and information as MiraQuest may reasonably request; PROVIDED, HOWEVER, that any information obtained from the Company is subject to the terms and conditions set forth in Section 6.1 above.

           6.3 NOTIFICATION. Between the date of this Agreement and the Closing Date, the Company will promptly notify MiraQuest in writing if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Company's representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change to the Schedule of Exceptions to this Agreement if such Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to MiraQuest a supplement to the Schedule of Exceptions specifying such change.

           6.4 NO NEGOTIATION. The Company agrees that until Closing, unless this Agreement shall have been earlier terminated pursuant to Section 7.1 hereof, the Company will, and the Company will cause its officers, agents and other representatives to, (i) immediately terminate all existing discussions with any person or entity (other than MiraQuest) concerning any sale of shares of capital stock of the Company or similar transaction involving the Company (a "Competing Transaction"); and (ii) shall not, nor shall it direct or authorize any of its officers, agents or other representatives to, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information to, any person or entity (other than MiraQuest) concerning any Competing Transaction involving the Company which would prevent MiraQuest's acquisition of the Securities or consummation of the transactions contemplated hereby substantially in accordance with the terms set forth in this Agreement.

           6.5 FUTURE FUNDING FOR THE COMPANY. After closing MiraQuest shall work in good faith with the Company's management and board of directors to determine the amount of funding required for the Company's optimum growth, and MiraQuest shall in good faith work to obtain or provide such funding for the Company upon terms and conditions acceptable to MiraQuest and the Company.

           6.6      PUBLIC COMPANY STATUS.  Without the consent of the
Company's directors not elected by MiraQuest, MiraQuest will not take any action to (i) cause a reverse split of the common stock before the Company's stock is traded on the Nasdaq SmallCap Market, or (ii) cause the Company to cease to be a publicly traded company within three years after the date of this Agreement.

           6.7 MIRAQUEST BUSINESS COMBINATION. MiraQuest may not transfer substantially all of its assets, merge with another business entity, or otherwise effect a business combination with another entity under common control with MiraQuest unless (i) the Units will be treated in the same fashion as the other membership units of MiraQuest, and (ii) the ownership interests in the other entity into which the membership units are converted have the same registration rights as the Units.

           6.8 TRANSFER OF PREFERRED SHARES. Notwithstanding any provision of this Agreement or the Related Agreements to the contrary, MiraQuest may transfer to Everfill.com, Inc. the right to participate in this transaction to the extent of taking MiraQuest's obligation to purchase up to $500,000 worth of the Series A preferred stock.

           6.9 NASDAQ REQUIREMENTS. Upon the satisfaction of all Nasdaq SmallCap initial listing requirements (other than the net tangible asset requirement), and upon terms and conditions satisfactory to MiraQuest in its sole discretion, MiraQuest shall provide the Company with sufficient capital so that the Company has the minimum net tangible assets required under NASD Rule 4310 for initial inclusion in the Nasdaq SmallCap Stock Market. This provision shall expire nine (9) months from the date of this Agreement and shall be used only to satisfy the minimum net tangible asset requirement under NASD Rule 4310 and shall not be utilized for any other corporate purposes.

           6.10 INVESTMENT COMPANY ACT. The Company shall take all necessary and appropriate measures to avoid registration under the Investment Company Act of 1940.

                               SECTION 7.  TERMINATION

           7.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                    (a) by either the Company or MiraQuest if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                    (b) (i) by MiraQuest if any of the conditions in Section 4 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of MiraQuest to comply with its obligations under this Agreement) and MiraQuest has not waived such condition on or before the Closing Date; or (ii) by the Company, if any of the conditions in Section 5 has not been satisfied on the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date;

                    (c)  by mutual consent of the Company and MiraQuest; or

                    (d) by the Company if the Closing has not occurred (other than through the failure of the Company to comply fully with its obligations under this Agreement) on or before August 15, 2000, or such later date as the parties may agree upon.

           7.2 EFFECT OF TERMINATION. Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section
6.1 and Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 8 will survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                        SECTION 8.  GENERAL PROVISIONS

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Idaho. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for Idaho and of any Idaho court sitting in Ada County, State of Idaho for the purposes of all legal proceedings arising out of or relating to this Agreement, the Related Agreements or the transactions contemplated hereby and thereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein or pursuant hereto shall survive any investigation made by MiraQuest and the Closing of the transactions contemplated hereby. All statements of fact as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the Company hereunder as of the date of such certificate or instrument.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of any Securities from time to time.

         8.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements, the Series A Preferences, and the other documents delivered pursuant hereto or in connection herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other in any matter by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         8.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and unenforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.6   AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and MiraQuest.

               (b) The obligations of the Company and the rights of the holders of the Series A preferred stock and the common stock under this Agreement may be waived only with the written consent of the holders of at least a majority of each of the common stock and the Series A preferred stock.

         8.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any part, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements, or the Series A Preferences shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Company's and MiraQuest's part of any breach, default or noncompliance under this Agreement, the Related Agreements, the Series A Preferences, or any waiver on such party's part of any provision or conditions of this Agreement, the Related Agreements, the Series A Preferences must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, Charter Documents, the Series A Preferences, or otherwise afforded to any party, shall be cumulative and not alternative.

         8.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

               (a)  upon personal delivery to the party to be notified;

               (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

               (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

               (d) one (1) day after deposit with a nationally-recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and MiraQuest at the addresses set forth or at such other address as the Company or MiraQuest may designate by ten (10) days' advance written notice to the other party hereto.

         8.9 EXPENSES. All legal fees and other expenses incurred on behalf of either party in connection with this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby shall be borne by the respective parties incurring such expenses.

         8.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         8.11 COUNTERPARTS AND EXECUTION. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same instrument. Any counterpart may be delivered by facsimile; PROVIDED, HOWEVER, that attachment of such counterpart to this Agreement shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement. Any facsimile signature shall be replaced with an original signature as promptly as practicable.

         8.12 TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.13 PRONOUNS. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         8.14 BROKER'S FEES. Each party represents that it neither is nor will be obligated for any broker's or finder's fee or commission in connection with this transaction. MiraQuest agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a broker's or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which MiraQuest or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and to hold harmless MiraQuest from any liability for any commission or compensation in the nature of a broker's or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         8.15 CORPORATE SECURITIES LAW. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATES OF IDAHO, TEXAS, OR DELAWARE, NOR APPROVED OR DISAPPROVED BY THE DIRECTOR OF THE DEPARTMENT OF FINANCE OF THE STATE OF IDAHO, NOR HAS THE DIRECTOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         8.16 PUBLICITY. No announcement in a press release, advertisement, professional or trade publication, mass marketing materials or otherwise to the general public relating to the investment transaction contemplated by this Agreement shall be made by either the Company or MiraQuest without the other parties' prior consent, except as required by law.

                          [Signature Page Follows]

           The parties have executed this Stock Purchase Agreement as of the date first written above.

                              COMPANY:

                              MEDIQUIK SERVICES, INC.


                              By            /s/ William J. Marciniak
                                ------------------------------------------------
                                Name        William J. Marciniak
                                    --------------------------------------------
                                Title       CEO
                                     -------------------------------------------

                              ADDRESS FOR NOTICE:

                              ----------------------------
                              ----------------------------

                              MIRAQUEST:

                              MIRAQUEST VENTURES LLC


                              By            /s/ Keith Fletcher
                                ------------------------------------------------
                                Name        Keith Fletcher
                                    --------------------------------------------
                                Title       CEO
                                     -------------------------------------------

                              ADDRESS FOR NOTICE:
                              960 Broadway, Suite 250
                              Boise, Idaho 83706
                              Tel. No.:  208/424-9700
                              Facsimile No.:  208/424-9638